                                 Exhibit (p)(2)

                          Policy 4.05 Personal Trading
                             as revised May 1, 2000

                                      from

          Banc One Investment Advisors Corporation's Compliance Manual

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4.05 PERSONAL TRADING

                   BANC ONE INVESTMENT ADVISORS CORPORATION / COMPLIANCE MANUAL

GENERAL PRINCIPLES

It is the policy of Banc One Investment Advisors Corporation ("Investment Advisors") that all employees must (1) at all times place the interest of the accounts which are managed by Investment Advisors first; (2) conduct all personal securities transactions in a manner that is consistent with the Personal Trading Policy of Investment Advisors and the individual employee's position of trust and responsibility; and (3) adhere to the fundamental standard that Investment Advisors employees must not take inappropriate advantage of their position.

Trading while in possession of material, non-public information, which may or may not be obtained through an Investment Advisors analyst's research function is prohibited. The disclosure of any such material, non-public information to any person is also prohibited.

GOVERNING STANDARDS

This Personal Trading Policy is designed to comply with Rule 17j-1 of the Investment Company Act of 1940, Rule 204-2(a)(12) of the Investment Advisers Act of 1940 and the Investment Company Institute's ("ICI") Guidelines on Personal Investing issued in 1994.

This Personal Trading Policy, unless otherwise specifically stated, shall apply to all employees of Investment Advisors. This policy will also apply to members of the Board of Directors of Investment Advisors.

RESTRICTIONS ON PERSONAL TRADING ACTIVITIES

1. Initial Public Offerings
   ------------------------

ALL EMPLOYEES OF INVESTMENT ADVISORS ARE PROHIBITED FROM ACQUIRING ANY SECURITY IN AN INITIAL PUBLIC OFFERING. THERE ARE THREE (3) EXCEPTIONS. THEY
ARE: 1) MUTUAL SAVINGS BANK CONVERSIONS WHERE AN EMPLOYEE MAINTAINS AN ACCOUNT WITH THE CONVERTING SAVINGS BANK; 2) INSURANCE COMPANY OFFERING WHERE AN

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EMPLOYEE IS A POLICY HOLDER OF THE INSURANCE COMPANY; AND, 3) AN OFFERING THAT
IS MADE TO AN EMPLOYEE'S SPOUSE BY THE SPOUSE'S EMPLOYER. IN ALL CASES, THE EMPLOYEE MUST PROVIDE DOCUMENTATION OF THE OFFERING.

2. Private Placements
   ------------------
All employees must, when purchasing securities in a private placement:

a. obtain the prior written approval of Investment Advisors Corporate Legal Counsel, and

b. disclose the investment, in writing, when they are involved in any subsequent decision to invest in the issuer on behalf of an account (i.e. mutual fund, clones, common/collective funds, personal trust and institutional accounts) which they manage and refer the decision to purchase securities of the issuer for the account to the Senior Managing Director of Equity Securities or Senior Managing Director of Fixed Income Securities. A copy of the written disclosure must be provided to the appropriate Senior Managing Director listed above in order for the appropriate Senior Managing Director to make a decision on the purchase of the securities.

3. Blackout Periods
   ----------------

a. SAME DAY

All employees, other than employees in the following divisions of Alternative
Assets: Farm and Ranch, Minerals, Oil and Gas, and Real Estate, are prohibited from executing a securities transaction (buy or sell) on a day when a mutual fund or clone account of the mutual fund (i.e. institutional clones or common/collective trust funds) has a pending "buy or sell" order in the same (or equivalent) security until that mutual fund or clone account order is executed or withdrawn. An exception will be granted for trades pending ONLY in one of the following funds: Equity Index, Market Expansion Index or International Equity Index. Any personal trades executed within the proscribed blackout periods will be considered a violation of the Policy and subject to the sanctions contained within the Penalty Section of the Policy.

b. SEVEN DAY

ALL MUTUAL FUND TEAM MEMBERS are PROHIBITED from buying or selling a security within at least seven (7) calendar days before and after the mutual fund or clone

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fund (i.e. institutional clones or common/collective trust funds) they manage trades in the same (or equivalent) security. Any personal trades executed by any employee listed above, within the proscribed blackout period, will be considered a violation of the Policy and subject to the sanctions contained within the Penalty Section of the Policy.

4. Ban on Short-Term Trading Profits
   ---------------------------------

 All employees, other than employees in the following divisions of alternative Assets: Farm and Ranch, Minerals, Oil and Gas, and Real Estate, are prohibited from profiting in the purchase and sale, or the sale and purchase of the same (or equivalent) securities within sixty (60) calendar days. Any personal trades executed within the banned period will be considered a violation of the Policy and subject to the sanctions contained within the Penalty Section of the Policy. THIS PROHIBITION DOES NOT APPLY TO: 1.) TRANSACTIONS IN EXEMPTED SECURITIES (I.E. GOVERNMENTS, MUTUAL FUNDS); 2.) INCENTIVE COMPENSATION STOCK OPTION TRANSACTIONS; 3.) TRANSACTIONS WHICH RESULT IN A LOSS.

5. Gifts
   -----

All employees must follow the guidelines of the Bank One Corporation Code of Ethics, which is incorporated into Investment Advisors Compliance Policy No. 4.01, Conflicts of Interest & Business Ethics, when receiving any gift or other thing of value.

6. Service as a Director
   ---------------------

All employees must follow the guidelines of the Bank One Corporation Code of Ethics, which is incorporated into Investment Advisors Compliance Policy No. 4.01, Conflicts of Interest & Business Ethics, regarding their ability to serve as a corporate director.

7. Internal Research Reports
   -------------------------

Trading in an employee account, other than employees in the following divisions of Alternative Assets: Farm and Ranch, Minerals, Oil and Gas, and Real Estate, is prohibited for 48 hours (two (2) trading days) before and after a research report regarding a particular security is distributed. The Director of Fixed Income Research and all fixed income research analysts and the Director of Equity Research and all equity research analysts are not permitted to trade in a security

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which is the subject of a research report, initial or supplemental, during the time of its review. Trading of a security in an employee account is also not permitted for 48 hours (2 trading days) before and after the addition or deletion of the security to or from an Approved List or Model Portfolio. No employee is permitted to trade securities in a manner contrary to recommendations by Investment Advisors without WRITTEN permission from a Compliance Officer.

8. Bank One Securities
   -------------------

The Bank One Corporation Insider Trading Policy (which is a part of Investment Advisors Insider Trading Policy) states:

As an officer or employee of a Bank One Corporation affiliate, you are prohibited from trading in Bank One securities at any time that you are in possession of inside information. Additionally, you are strongly advised to limit your trading in Bank One securities to the "window period" commencing 48 hours after Bank One's release of its quarterly financial results and ending fifteen (15) days prior to the quarter end. During such "window period" the investing public presumably is in possession of all material financial information about Bank One.

However, if you have inside information relative to Bank One, you may not trade even during the "window period." Reporting Persons (as defined in the Bank One Corporation Insider Trading Policy), may not be able to trade in Bank One securities during a "window period" even when they are not in possession of inside information.

ALL employees of a Bank One Corporation affiliate, are prohibited from selling Bank One stock which they do not own ("selling short") and purchasing or selling options on shares of Bank One stock (except for the exercise of stock options granted under a Bank One stock option or similar Bank One plan). This prohibition also applies to a Bank One announced acquisition target, a Bank One supplier or candidate for entering into a joint venture or other significant business relationship with Bank One.

9. Investment Clubs
   ----------------

ALL EMPLOYEES OF INVESTMENT ADVISORS ARE PROHIBITED FROM PARTICIPATING IN AN INVESTMENT CLUB.

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DISCLOSURE AND REPORTING REQUIREMENTS

1. Preclearance
   ------------

All employees, other than employees in the following divisions of Alternative
Assets: Farm and Ranch, Minerals, Oil and Gas, and Real Estate, are required to preclear all securities transactions (buys and sells) in which the employee has, or by reason of the transaction acquires, any direct or indirect beneficial ownership, with the Senior Managing Director of Equity Securities, or in their absence the Manager of the Equity Trading Desk or some other designee, for all transactions in equity securities and the Senior Managing Director of Fixed Income Securities, or in their absence the Director of Fixed Income Research or the Manager of the Fixed Income Trading Desk for all transactions in fixed income securities. Those individuals listed above must receive preclearance from the Chief Compliance Officer. PRECLEARANCE IS GOOD ONLY FOR THE BUSINESS DAY ON WHICH IT IS GRANTED AND FOR THE FOLLOWING BUSINESS DAY. FOR EXAMPLE, IF YOU RECEIVED CLEARANCE TO TRADE A SECURITY ON MONDAY, YOU MUST TRADE THAT SECURITY ON MONDAY OR TUESDAY. IF YOU DECIDE YOU DO NOT WANT TO PLACE THE TRADE ON MONDAY OR TUESDAY AND WANT TO PLACE THE TRADE ON WEDNESDAY INSTEAD, YOU MUST OBTAIN NEW PRECLEARANCE FOR WEDNESDAY. Trades placed on the second business day of the preclearance window must be completed during trading hours.

The employee may receive preclearance orally from one of the above-referenced individuals which must then be followed up in writing by the individual granting preclearance within 24 hours after clearance is granted. A copy of the preclearance approval must be sent to the employee as well as to the Chief Compliance Officer. Any trade for which a preclearance approval in writing is not received may be considered a violation of this Personal Trading Policy.

It is not necessary to receive preclearance for the following transactions: (1) securities issued or guaranteed by the United States Government, its agencies or instrumentalities or (2) shares of registered investment companies.

Beneficial ownership of a security is determined in the following manner: an employee should consider themselves the beneficial owner of securities held by their spouse, their minor children, another person who shares their home or other persons if by reason of any contact, understanding, relationship agreement or other arrangement they obtain from such ownership. The employee should also consider themselves the beneficial owner of securities if they can invest or revest title in

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themselves now or in the future.

Both the Investment Company Act of 1940 and the Investment Advisers Act of 1940 define securities as: any note, stock, treasury stock, bond, debenture, evidence of indebtedness, certificate of interest or participation in any profit-sharing agreement, collateral-trust certificate, preorganization certificate or subscription, transferable share, investment contract, voting-trust certificate, certificate of deposit for a security, fractional undivided interest in oil, gas or other mineral rights, any put, call, straddle, option or privilege on any security, (including a certificate of deposit) or on any group or index of securities including any interest therein (or based on the value thereof) or any put, call, straddle, option or privilege entered into on a national securities exchange relating to foreign currency, or, in general, any interest or instrument commonly known as a "security", or any certificate of interest or participation in, temporary or interim certificate for, receipt for, guarantee of, or warrant or right to subscribe to or purchase any of the foregoing.

2. Records of Securities Transactions
   ----------------------------------

All employees are required to direct, in writing with a copy to the Chief Compliance Officer, their brokers to provide the Chief Compliance Officer with duplicate copies of confirmations of all reportable personal securities transactions and copies of all statements for all securities accounts. Reportable transactions do not include (1) securities issued or guaranteed by the United States Government, its agencies or instrumentalities; (2) shares of non-affiliated (affiliated companies include any mutual funds for which Investment Advisors acts as the investment adviser or the fund families of any investment adviser who acts as a sub-adviser to a fund for which Investment Advisors is the adviser) registered investment companies.

3. Disclosure of Personal Holdings
   -------------------------------

All employees are required to disclose ALL (the two (2) non-reportable types of securities must be included in the annual disclosure report) personal securities holdings in writing to the Chief Compliance Officer upon commencement of employment and thereafter on an annual basis. Reports must be received within ten (10) calendar days of employment and within ten (10) calendar days of each year end (i.e., January 10).

4. Certification of Compliance with the Personal Trading Policy
   ------------------------------------------------------------

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All employees are required to certify annually in writing to the Chief
Compliance Officer that they have read and understand the Personal Trading Policy. Each employee must further certify that they have complied with the requirements of the Personal Trading Policy and that they have disclosed or reported all personal securities transactions required to be disclosed or reported.

COMPLIANCE PROCEDURES

In order to provide information to determine with reasonable assurance whether the provisions of the Personal Trading Policy are being observed by all employees:

1. The Chief Compliance Officer shall notify each employee of the reporting requirements of the Personal Trading Policy and deliver a copy of the Policy to each employee.

2. Each employee and director to whom this policy applies must submit to the Chief Compliance Officer on an annual basis, an Annual Certification of Compliance with the Personal Trading Policy as prescribed in the attached Exhibit A.

The annual certification must be filed with the Chief Compliance Officer within ten (10) calendar days after year-end.

3. Each employee and director to whom this policy applies must submit to the Chief Compliance Officer upon commencement of employment and thereafter on an annual basis, reports in the form prescribed in the attached Exhibit B, Personal Securities Holdings. The annual report MUST be filed with the Chief Compliance Officer within ten (10) calendar days after year-end.

4. Each employee and director to whom this policy applies, must submit to the Chief Compliance Officer on a quarterly basis, reports in the form prescribed in the attached Exhibit C, Personal Securities Transactions. The quarterly report must be filed with the Chief Compliance Officer within ten (10) calendar days after each quarter-end. If an employee is on an approved leave of absence (i.e.: military, maternity, etc.) over a quarter end, the Chief Compliance Officer may waive the requirement of quarterly reporting for the employee. Circumstances which will be considered in granting a reporting waiver include: past trading history, current brokerage arrangements and any other relevant factors.

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5. Decisions regarding the preclearance of all securities transactions must be documented in writing by the individual granting the preclearance. The written preclearance authorization must document that the trade does not violate any terms of the Personal Trading Policy.

6. The Compliance Department will review all trades for violations of the ban on short-term trading profits.

7. All employees are required to direct, in writing with a copy to the Chief Compliance Officer, their brokers to provide the Chief Compliance Officer with duplicate copies of confirmations of all reportable personal securities transactions and copies of all statements for all securities accounts. The Compliance Department will verify on a quarterly basis that all statements for accounts reported are received.

8. The Chief Compliance Officer must report to Senior Management of Investment Advisors, to Investment Advisors' Board of Directors and to the Trustees of One Group at the next meeting following the receipt of the annual report of holdings or quarterly report of securities transactions, the result of the review and any apparent violation of the reporting requirements.

9. The following sanctions will be imposed for violations of the Policy:

(a) Personal Security Transaction Violations

Employees will be required to break or unwind the transaction (e.g. if the trade is a buy, the employee must sell the security or if the trade is a sell, the employee must buy back the security ) and pay a penalty of 25% of the market value of the transactions. The penalty will be paid to a charity THAT THE EMPLOYEE CHOOSES. The employee must provide a copy of a letter and check made payable to the charity for the amount of the penalty to the Compliance Department. In addition, the employee must provide a copy of the canceled check once it is available.

This penalty will be imposed for failure to preclear a Transaction, violations of the Same Day and Seven Day Blackout Periods and violations of the Ban on Short-Term Trading Profits.

NON-INVESTMENT EMPLOYEES OF INVESTMENT ADVISORS WILL BE GRANTED ONE "GRACE TRADE" EXCEPTION FROM THE POLICY. A SECOND VIOLATION WILL RESULT IN THE

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SANCTIONS BEING IMPOSED.

THIS EXCEPTION WILL NOT BE GRANTED TO EMPLOYEES OF INVESTMENT ADVISORS WHO ARE INVESTMENT PERSONNEL (I.E., ALL EMPLOYEES, EXCEPT FOR SUPPORT STAFF, OF ANY DIVISION OF THE FIXED INCOME DEPARTMENT OR EQUITY DEPARTMENT, EXCEPT FOR SUPPORT STAFF, AND NAMD PORTFOLIO MANAGERS). ANY VIOLATION OF THIS POLICY WILL RESULT IN THE SANCTIONS BEING IMPOSED.

A THIRD VIOLATION BY ANY EMPLOYEE OF INVESTMENT ADVISORS OF SECTION 9(A) OF THIS POLICY WILL RESULT IN TERMINATION.

(b) Failure to Provide Brokerage Statements for Reportable Accounts

Each employee will be required to pay a $100.00 fine for every missing brokerage statement for a reportable account. Missing statements will be identified during quarterly reviews of all personal trading files. The fine will be paid to a charity chosen by the employee. The employee must provide to the Compliance Department a copy of a letter and check made payable to the charity for the amount of the penalty. In addition, the employee must provide a copy of the cancelled check once it is available. This fine may be waived, at the discretion of the Chief Compliance Officer, if its is determined that the employee was not responsible for non-receipt of account statement(s).

(c) Failure to Disclose a Reportable Brokerage Account Opened During the Calendar Year

Any employee who opens a new brokerage account and fails to report the new brokerage account on Exhibit C at the end of the quarter in which the account was opened will be required to pay a $100.00 fine. The fine will be paid to a charity chosen by the employee. The employee must provide to the Compliance Department a copy of a letter and check made payable to the charity for the amount of the penalty. In addition, the employee must provide a copy of the cancelled check once it is available.

(d) Failure to Disclose a Reportable Brokerage Account

Any employee who fails to disclose a reportable brokerage account either on the Outside Brokerage Account Information Form (at the time of employment or at the time of the annual renewal) or on Exhibit C (quarterly), will be required to pay a $100.00 fine for the first identified account which was not reported. The fine will

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be paid to a charity chosen by the employee. The employee must provide to the Compliance Department a copy of a letter and check made payable to the charity for the amount of the penalty, In addition, the employee must provide a copy of the cancelled check once it is available.

Any subsequent violations of this section of the policy could, at the discretion of Senior Management, result in termination.

Senior Management may also decide, if appropriate, to EITHER impose additional sanctions for a policy violation OR MAY CHOOSE NOT TO IMPOSE ANY SANCTION FOR A POLICY VIOLATION. This determination will be made by a majority vote of the Personal Trading Violations Committee which will meet on a regular basis to review all violations of the policy. ALL NON-UNANIMOUS DECISIONS OF THE COMMITTEE WILL BE REVIEWED BY THE CHIEF OPERATING OFFICER OF INVESTMENT ADVISORS. Senior Management, the Board of Directors of Investment Advisors and the Trustees of One Group must review the operation of this policy at least annually or as dictated by changes in applicable securities regulation.

10. An EXCEPTION to the policy is Bank One stock. Buys and sells in ONE are not subject to the preclearance requirement of the policy. It is also not necessary for employees to report, at the time of employment and on an annual basis thereafter, information regarding holdings in ONE. This exception is effective 01/01/99.

11. The Personal Securities Policy, a copy of each Personal Securities Holding Report and Personal Securities Transactions Report, any written report prepared by the Chief Compliance Officer and lists of all persons required to make reports will be preserved by the Chief Compliance Officer for the period required by the Investment Company Act of 1940 and The Investment Advisers Act of 1940.

12. THIS SECTION ADDRESSES THE REQUIREMENTS FOR MARRIED COUPLES WHO ARE BOTH EMPLOYEES OF BOIA.

1. Commencement of Employment & Initial Reporting
   ----------------------------------------------

Upon commencement of employment with BOIA, all employees must complete the initial certifications, disclosures and reporting requirements under this policy as an individual, regardless of whether the information requested has been previously reported.

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A. Outside Brokerage Account Information Form
   ------------------------------------------

When completing the Outside Brokerage Account Information Form, the employee must report all accounts which are required to be reported under the policy, even if an account is already being reported by the spouse. For joint accounts, the employee should indicate which spouse will be the primary contact. The person who is listed as the primary contact for each account is responsible for ensuring that duplicate statements and confirmations are provided to the Compliance Department by the broker.

2. Quarterly Reporting
   -------------------

Both spouses must sign and date the Personal Securities Transaction Report (Exhibit C). All documentation required of either spouse may be submitted in one package for both.

3. Annual Reporting
   ----------------

Annually, each spouse must sign and submit a separate Exhibit A which certifies that each employee has read and will abide by the terms of the BOIA Personal Trading Policy.

The annual Personal Securities Holdings Disclosure (Exhibit B) and the Outside Brokerage Account Information Form may be filled out jointly and must be signed by both spouses. For all brokerage accounts, the employees must indicate which spouse is the primary contact for purposes of this policy.

4. Preclearance & Trading
   ----------------------

Spouses that are listed as the primary contact for accounts noted on the Outside Brokerage Account Information Form will be looked to for compliance with this section of the policy.

5. Standard of Care
   ----------------

The highest standard of care with respect to this policy of either spouse shall be the standard of care required by both spouses For example, if one spouse is a money manger and the other spouse is in marketing, both spouses will be held to the standard of care required of a money manager. This common standard of care also includes trading restrictions and penalties. Using the above example, normally an

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employee of the marketing department would be eligible for a first time
"Oops" violation. However, if they are a spouse of an employee that is not eligible for an "Oops" violation, they are likewise not eligible.

6. Violations & Penalties
   ----------------------

If there is found to be a violation of any portion of this policy in any reportable account(s), the violation will be counted against BOTH spouses. However, any monetary penalty associated with any violation will be enforced only against the spouse listed as the primary contact on the account in which it occurred. Please be advised that multiple violations that would constitute termination of employment under this policy may result in BOTH spouses being terminated.

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                                                            Amended: May 1, 2000

                                                                       EXHIBIT A

                    BANC ONE INVESTMENT ADVISORS CORPORATION

                             PERSONAL TRADING POLICY

                       ANNUAL CERTIFICATION OF COMPLIANCE

As an employee or director of Banc One Investment Advisors Corporation to whom this policy applies I certify that I have read and understand the Personal Trading Policy. I further certify that I will comply with the requirements of the Policy and that I will disclose or report all personal securities holdings and/or transactions required to be disclosed or reported by the Policy.


-----------------------------------
Signature


-----------------------------------
Print Name


---------------
Date

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EXHIBIT B

                    BANC ONE INVESTMENT ADVISORS CORPORATION

                             PERSONAL TRADING POLICY

                     PERSONAL SECURITIES HOLDINGS DISCLOSURE

                                 (NEW EMPLOYEES)

                      EMPLOYMENT START DATE _______________

As an employee or director of Banc One Investment Advisors to whom this policy applies, I am disclosing the following information regarding all personal securities holdings to comply with the Personal Trading Policy.

1. I certify that I have no personal securities holdings that require disclosure as of ____________________ which is my employment start date with Banc One Investment Advisors Corporation.


-----------------------------------
Signature


-----------------------------------
Print Name


---------------
Date

2. I certify that the attached report containing the name, VALUE, par/share amount, AND THE BROKERAGE FIRM OF BANK (IF ANY) WHICH HOLD, all personal securities holdings which require disclosure by me is accurate and complete as of ____________________ which is my employment start date with Banc One Investment Advisors Corporation.


-----------------------------------
Signature


              -----------------------------------
              Print Name


---------------
Date

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EXHIBIT C

                    BANC ONE INVESTMENT ADVISORS CORPORATION

                             PERSONAL TRADING POLICY

                     PERSONAL SECURITIES TRANSACTION REPORT

FOR THE CALENDAR QUARTER ENDING _______________

As an employee or director of Banc One Investment Advisors Corporation to whom this policy applies, I am reporting the following information, in addition to the required duplicate confirmations and periodic statements, regarding my personal securities transactions to comply with the Personal Trading Policy. I further understand that the Policy does not require me to report transactions in
(1) securities issued or guaranteed by the United States Government, its agencies or instrumentalities and (2) shares of non-affiliated, registered open-end investment companies.

1. I certify that no purchases or sales of personal securities that require reporting were made during the quarter ending _______________.


-----------------------------------
Signature


-----------------------------------
Print Name


---------------
Date

2. I certify that duplicate confirmations and statements were provided by the executing broker/dealer for all personal security transaction(s) which require reporting made during the quarter ending __________.


-----------------------------------
Signature


-----------------------------------
Print Name


---------------
Date

3. I certify that the attached report contains the following information regarding personal security

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transaction(s) made during the quarter ending __________ for which no duplicate confirmation or statement was provided: name of security, price of security, amount of security, INTEREST RATE AND MATURITY DATE (IF applicable), date of transaction, nature of transaction (buy/sell), name, if any, of broker or bank used.


-----------------------------------
Signature


-----------------------------------
Print Name


---------------
Date

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EXHIBIT B

                    BANC ONE INVESTMENT ADVISORS CORPORATION

                             PERSONAL TRADING POLICY

                     PERSONAL SECURITIES HOLDINGS DISCLOSURE

CALENDAR YEAR ENDING _______________

As an employee or director of Banc One Investment Advisors to whom this policy applies, I am disclosing the following information regarding all personal securities holdings to comply with the Personal Trading Policy.

1. I certify that I have no personal securities holdings that require disclosure as of ____________________ .


-----------------------------------
Signature


-----------------------------------
Print Name


---------------
Date

2. I certify that the attached report containing the name, VALUE, par/share amount, AND THE BROKERAGE FIRM OR BANK (IF ANY) WHICH HOLD, all personal securities holdings which require disclosure by me is accurate and complete as of ____________________ .


-----------------------------------
Signature


-----------------------------------
Print Name


---------------
Date


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                    BANC ONE INVESTMENT ADVISORS CORPORATION

                             PERSONAL TRADING POLICY

                    NEW EMPLOYEE CERTIFICATION OF COMPLIANCE

As an employee or director to whom this policy applies of Banc One Investment Advisors Corporation I certify that I have read and understand the Personal Trading Policy. I further certify that I will comply with the requirements of the Policy and that I will disclose or report all personal securities holdings and/or transactions required to be disclosed or reported by the Policy.


-----------------------------------
Signature


-----------------------------------
Print Name


-----------------------------------
Date

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                    BANC ONE INVESTMENT ADVISORS CORPORATION

                      INITIAL PUBLIC OFFERING REQUEST FORM

EMPLOYEE NAME: __________________________________________________

BOIA DIVISION: ___________________________________________________

TELEPHONE NUMBER (OFFICE): _________________________________________

FAX NUMBER (OFFICE): ______________________________________________

INITIAL PUBLIC OFFERING (IPO): ________________________________________
(NAME OF COMPANY AND SYMBOL)

DESCRIBE HOW YOU OBTAINED ACCESS TO THE IPO:

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PLEASE ATTACH ALL SUPPORTING DOCUMENTATION.

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                    BANC ONE INVESTMENT ADVISORS CORPORATION

                         PRIVATE PLACEMENT REQUEST FORM

EMPLOYEE NAME: __________________________________________________

BOIA DIVISION: ___________________________________________________

TELEPHONE NUMBER (OFFICE): _________________________________________

FAX NUMBER (OFFICE): ______________________________________________

DESCRIBE THE PRIVATE PLACEMENT OFFERING:

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DESCRIBE HOW YOU OBTAINED ACCESS TO THE PRIVATE PLACEMENT:

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PLEASE ATTACH ALL SUPPORTING DOCUMENTATION.

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                    GUIDE TO THE PERSONAL TRADING POLICY FOR

                    BANC ONE INVESTMENT ADVISORS CORPORATION

ON YOUR EMPLOYMENT START DATE with Banc One Investment Advisors and on an ANNUAL basis (12/31), every employee must complete and return the following forms within 10 calendar days:

EXHIBIT A: Every employee must read and abide by the terms of the BOIA Personal Trading Policy #4.05 and its related policies. Your signature on this form positively confirms that you have completed this requirement.

EXHIBIT B: This form requires the disclosure of all personal security holdings, as defined in the policy. The disclosure requirement applies to all securities owned by you, your spouse, your children, etc. Complete the form by signing:

Option #1 - if you own no securities (stocks, bonds, affiliated/unaffiliated mutual funds, etc.) outside of any type of 401(k) plan, OR

Option #2 - if you own any securities (stocks, bonds, affiliated/unaffiliated mutual funds, etc.) outside of a 401(k) plan. List your security holdings and the par/share amount that you own on the form, attach a separate report or attach account statements to satisfy the disclosure requirement.

Helpful Hints for completing Exhibit B: It is not necessary to report any holdings in 401(k) plans on Exhibit B. Never sign both Option #1 and Option #2. You should sign one or the other. Stocks owned in DRIPS, Stock Purchase Plans, etc. must be reported.

OUTSIDE BROKERAGE ACCOUNT INFORMATION FORM (OBA)

You must report every account in which you have a direct or indirect beneficial ownership, such as:
- Your personal brokerage accounts
- Your spouse's brokerage accounts
- Your children's brokerage accounts
- Brokerage accounts for any adults living in the same household as you
- Joint brokerage accounts (you & your spouse, you & a parent, you & a significant other)

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- Self-directed IRA accounts (yours, your spouse's, etc.)
- Accounts in which you act as a guardian or trustee

         - Affiliated mutual fund accounts such as One Group Funds, Churchill, Tax-Free Trust of Arizona, etc.

Helpful Hints for completing the OBA:

- IT IS NOT NECESSARY TO REPORT ANY 401(k) ACCOUNT
- IT IS NOT NECESSARY TO REPORT ACCOUNTS THAT HOLD ONLY UNAFFILIATED REGISTERED INVESTMENT COMPANIES (i.e., FIDELITY, FEDERATED, ETC.)
               EXCEPTION: if the account currently or will hold securities other than unaffiliated registered investment companies, you must report the account and provide duplicate confirmations and statements for the transactions
- IT IS NOT NECESSARY TO REPORT ANY BROKERAGE ACCOUNTS IN WHICH YOU (OR A
PERSON LISTED ABOVE) DO NOT DIRECT THE TRADING ACTIVITY (I.E.: DRIPs, STOCK PURCHASE PLANS (INCLUDING BANK ONE))

  QUARTERLY, you must complete and return within 10 calendar days:

  EXHIBIT C: This form fulfills the policy requirement that you must positively confirm that you are providing the Compliance Department with the required information regarding your personal trading activity.

  Helpful Hint: you should sign either #1 or #2 or #3 or sometimes #2 and #3, but never all three. If you sign #3, be sure to attach the required information.

  Some helpful tips to make sure you're in compliance with the policy:
  1. Contact each brokerage firm, in writing, to request that duplicate confirmations and statements be sent to: Banc One Investment Advisors corporation, 1111 Polaris Parkway, P.O. Box 710211, Columbus, Ohio
  43271-0211, Attn: Compliance Department. PROVIDE A COPY OF THE LETTER TO
  THE COMPLIANCE DEPARTMENT.
-
  2. Duplicate trade confirmations and statements do not have to be provided for non-affiliated registered investment companies (i.e. Fidelity, Federated, etc.). However you must provide duplicate confirmations and statements for affiliated

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mutual funds (i.e. The One Group and Churchill).

- 3. ALL TRADES MUST BE PRECLEARED except for U.S. governments, agencies, registered investment companies (including open-end mutual funds, closed-end funds, UITs, and exchange traded funds) and Bank One stock. Preclearance contact is Mike Girard: 614/213-1841 (phone)/614/213-1842 (fax) or Pat Hollis:
614/213-1840 (phone)/614-213-9909 (fax). The preclearance request form can be found on the IMG Intranet.

- 4. Preclearance is good only for the trading day on which it was granted and the next trading day (i.e.: preclearance granted on Monday, you MUST trade on Monday or Tuesday).


- 5. You are not permitted to participate in Initial Public Offerings
(IPOs) or Investment Clubs. Contact the Compliance Department for IPO policy exceptions.

- 6. If you are on one of the fixed income or equity mutual fund money management teams, you must adhere to a 7 day blackout.

- 7. You may not profit from the purchase and sale or the sale and purchase of the same or equivalent security within 60 calendar days. This prohibition does not apply to "exempted" securities or incentive compensation stock option trades, or if you incur a loss.

- 8. Compliance Department matches duplicate confirmations and preclearance forms. You will hear from us if information does not match up.

- 9. Compliance Department matches trades to account statement. You will hear from us if information doesn't match up.

- 10. Non-investment personnel only get ONE "oops!" violation of the policy. The second violation of the policy will cause specific penalties to be imposed. Investment personnel (employees, except for support staff, of any division of the Fixed Income Department or Equity Department, and NAMD Portfolio Managers) will incur the penalties noted in the policy for any violation of the policy.

- 11. A third violation of the policy will result in termination.

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- 12. There is a BIG EXCEPTION to the policy - Bank One Stock (AONE@).
Transactions (buys and sells) in ONE do not need to be precleared. In addition, you don't have to report any holdings (at time of employment or annually) in ONE.

- 13. Married Couples who are both employees of BOIA please review section 12 of the policy for reporting requirements.


                              QUESTIONS???????????

                             REVIEW POLICY #4.05 OR

 CALL EIMILE O'CONNELL @ 614/213-9808 (A-K) OR KEVIN GRETHER @ 614/213-1770
(L-Z)
                                 Revised: 5/2000



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